EXHIBIT 99.1
PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-31226
(To Prospectus dated July 3, 2003)



                                [BROADBAND HOLDRS LOGO]



                        1,000,000,000 Depositary Receipts
                           Broadband HOLDRS (SM) Trust

         This prospectus supplement supplements information contained in the prospectus dated July 3, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Broadband HOLDRS (SM) Trust.

         The share amounts specified in the table on page 12 of the base prospectus shall be replaced with the following:

                                                                               Primary
                                                                    Share      Trading
                Name of Company                     Ticker         Amounts      Market
         ------------------------------------    ------------   ------------- -----------
         Agere Systems, Inc. Class A                 AGR.A         .312604       NYSE
         Agere Systems, Inc. Class B                 AGR.B        7.672327       NYSE
         Applied Micro Circuits Corporation           AMCC            2        NASDAQ
         Broadcom Corporation                         BRCM            2        NASDAQ
         Ciena Corporation                            CIEN            2        NASDAQ
         Comverse Technology, Inc.                    CMVT            2        NASDAQ
         Conexant Systems, Inc.                       CNXT            2        NASDAQ
         Copper Mountain Networks, Inc.               CMTN           0.1       NASDAQ
         Corning, Inc.                                 GLW            9          NYSE
         JDS Uniphase Corporation                     JDSU          11.8       NASDAQ
         Lucent Technologies, Inc.                      LU           29          NYSE
         Mindspeed Technologies                        MND         0.6667        AMEX
         Motorola, Inc.                                MOT           18          NYSE
         Nortel Networks Corporation                    NT           28          NYSE
         PMC-Sierra, Inc.                             PMCS            1        NASDAQ
         Qualcomm Incorporated                        QCOM            8        NASDAQ
         RF Micro Devices, Inc.                       RFMD            2        NASDAQ
         Scientific-Atlanta, Inc.                      SFA            2          NYSE
         Skyworks Solutions, Inc.                     SWKS          0.702      NASDAQ
         Sycamore Networks, Inc.                      SCMR            3        NASDAQ
         Tellabs, Inc.                                TLAB            4        NASDAQ
         Terayon Communications Systems, Inc.         TERN            2        NASDAQ

         -------------------

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is December 31, 2003.